Exhibit 21. Subsidiaries of the Registrant

The following table lists subsidiaries of the registrant which meet the definition of "significant subsidiary" according to Regulation S-X:

                                       State of             Name Under Which
                 Company             Incorporation        Company Does Business
         -----------------------     -------------        ---------------------
         American Income Life                            American Income Life
          Insurance Company            Indiana            Insurance Company
         Globe Life And Accident                         Globe Life And Accident
          Insurance Company            Delaware           Insurance Company
         Liberty National Life                           Liberty National Life
          Insurance Company            Alabama            Insurance Company
         United American                                 United American
          Insurance Company            Delaware           Insurance Company
         United Investors Life                           United Investors Life
          Insurance Company            Missouri           Insurance Company

All other exhibits required by Regulation S-K are listed as to location in the "Index of documents filed as a part of this report" on pages 88 through 90 of this report. Exhibits not referred to have been omitted as inapplicable or not required.

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